UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020 (March 11, 2020)

Stabilis Energy, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Richmond Ave. Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-456-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each market on which traded
Common Stock, $.001 par value	SLNG	The OTCQX Best Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2020 Stabilis Energy, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Employment Agreement”) with James G Aivalis, in connection with Mr. Aivalis’ continuing employment as the Company’s Chief Operating Officer.

A summary of the Employment Agreement is set forth on Exhibit 99.1 and incorporated by reference herein. This summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement filed in Form 10-Q/A on July 2, 2020.

Item 9.01 Financial Statements and Exhibits.
Exhibits:

Exhibit No.	Description
99.1	Summary of James G. Aivalis Employment Agreement. * †
*    Filed herewith.
†    Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STABILIS ENERGY, INC.
By: /s/James Reddinger
James Reddinger
President and Chief Executive Officer

Date: July 2, 2020